SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2001

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota (State of Incorporation)	1-11411 (Commission File Number)	41-1790959 (I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(612) 542-0500
(Registrant’s telephone number, including area code)

SIGNATURE
Presentation Materials

Item 7(c). EXHIBITS.

    99.1       Presentation Materials.

Item 9.      REGULATION FD DISCLOSURE

     Attached hereto is a copy of materials dated November 15, 2001 and prepared with respect to presentations to investors and others that may be made by Mr. Thomas C. Tiller, President and Chief Executive Officer, or other senior officers of Polaris Industries Inc. These materials are also available on the Company’s website at www.polarisindustries.com. These materials replace and supercede those materials included as an exhibit to the Company’s Form 8-K furnished to the Securities and Exchange Commission on March 26, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned, thereunto duly authorized.

Date: November 28, 2001

POLARIS INDUSTRIES INC.

/s/ Michael W. Malone

Michael W. Malone
Vice President – Finance,
Chief Financial Officer and
Secretary of Polaris Industries Inc.

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